UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________________

Date of Report (Date of earliest event reported): October 15, 2009

Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 15, 2009, the Company released a press release announcing the results of the fourth quarter ended August 26, 2009.  A copy of that release is attached as Exhibit 99.1.  The information and exhibit furnished under Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 15, 2009, the Company announced that it has initiated a Cash Flow Improvement and Capital Redeployment Plan (the "Plan") focused on improving cash flow from operations, which includes the closure of 25 underperforming stores by the end of the first quarter of fiscal year 2010.  The Board of Directors of the Company approved the Plan on October 12, 2009.  Five stores have already closed in the first quarter of fiscal 2010, one store closed in the fourth quarter of fiscal 2009 and an additional 19 stores are expected to close by early November 2009.  All but three of the affected stores are located on sites owned by the Company.  The Company anticipates that the sites owned by the Company will be sold in an orderly manner over the next 36 months.  After these closures, the Company will operate 95 restaurant locations and 15 culinary contract service locations and have 28 owned properties held for sale.  In addition, the Company anticipates that approximately five to ten additional locations may be added to the Plan and closed within the next 24 months depending on future cash flow performance and lease terminations.

In conjunction with the 25 store closures, the Company incurred a non-cash, pre-tax impairment charge in the fourth quarter of 2009 of $19.0 million related to properties held for sale, properties held for future use and properties in use.  The Company also estimates that it will incur approximately $4.0 to $4.6 million in cash expenditures during fiscal year 2010 related to the Plan, which include: (1) severance-related payments and benefits of approximately $1.9 million, (2) payments of remaining accounts payable and other liabilities of approximately $2.1 million, and (3) other store closure-related costs of approximately $0.6 million.

The estimated costs and charges above are preliminary and may vary materially based on various factors, including timing in execution of the Plan and changes in management's assumptions and projections.

Information regarding the Plan is included in the October 15, 2009 press release attached hereto as Exhibit 99.1.

Item 2.06	Material Impairments.

The information required to be disclosed under this item is included in Item 2.05 above and incorporated by reference into this Item 2.06.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Luby’s Press release dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	October 15, 2009	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer